Exhibit 10.1

AMENDMENT NO. 1 TO THE

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1, dated June 4, 2013 (this “Amendment”), to the Registration Rights Agreement dated as of February 19, 2013 (the “Agreement”), by and among Emerald Oil, Inc., a Montana corporation (together with any successor entity thereto, the “Corporation”), WDE Emerald Holdings LLC, a Delaware limited liability company (“WD Investor I”), and White Deer Energy FI L.P., a Cayman Islands exempted limited partnership (together with WD Investor I, the “Investors” and each, an “Investor”), is made by and among the Corporation and the Investors in accordance with Section 8(b) of the Agreement.

WHEREAS, pursuant to the Securities Purchase Agreement, dated as May 13, 2013, by and among the Corporation and the Investors (the “May Purchase Agreement”) the Corporation issued and sold to the Investors and the Investors purchased from the Corporation 2,785,600 shares of Common Stock; and

WHEREAS, to induce the Investors to enter into the May Purchase Agreement and to consummate the transactions contemplated therein, the Corporation agreed to provide the registration and other rights set forth in this Amendment for the benefit of the Investors.

NOW, THEREFORE, in consideration of the mutual terms, conditions and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Defined Terms. Except as otherwise defined herein, capitalized terms used herein will have the definitions ascribed to them in the Agreement.

2.	Registrable Securities Definition. The definition of “Registrable Securities” in Section 1 of the Agreement is hereby amended to add the following language after the first word of such definition: “the shares of Common Stock issued to the Investors pursuant to the May Purchase Agreement,”.

3.	May Purchase Agreement Definition. The definition of “May Purchase Agreement” is hereby added to Section 1 of the Agreement after the definition of “Liquidated Damages Amount” to read as follows:

“May Purchase Agreement” means the Securities Purchase Agreement, dated as May 13, 2013, by and among the Corporation and the Investors.

4.	Miscellaneous. Except as expressly amended hereby, the Agreement shall remain unchanged, and the Agreement, as so amended, shall continue in full force and effect in accordance with its terms. For the avoidance of doubt, the provisions of Section 8 of the Agreement shall apply to this Amendment mutatis mutandis. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Executed signature pages to this Amendment may be delivered by PDF (Portable Document Format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Emerald Oil, Inc.

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer

WDE Emerald Holdings LLC

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	President

White Deer Energy FI L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ Thomas J. Edelman
	Name:	Thomas J. Edelman
	Title:	Director

Registration Rights Amendment